Exhibit 99.1

Jennifer Han

(914) 288-8100

ACADIA REALTY TRUST REPORTS THIRD QUARTER 2022 OPERATING RESULTS

RYE, NY (November 01, 2022) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year-to-date period ended September 30, 2022. For the quarter ended September 30, 2022, net loss per share was $0.61 and for the nine months ended September 30, 2022, net loss per share was $0.43, primarily due to Core and Fund non-cash impairment charges as fully detailed below. All per share amounts are on a fully-diluted basis, where applicable. Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income (loss), funds from operations ("FFO") as per NAREIT and Before Special Items, and net property operating income ("NOI").

Third Quarter and Recent Highlights

•
Third Quarter Earnings and Operating Results:
o
FFO Before Special Items per share of $0.28 and NAREIT FFO per share of $0.24
o
Generated a 5.4% and 6.6% increase in its Core Portfolio same-property NOI, during the third quarter and year-to-date, respectively, trending above its initial 4% to 6% annual guidance
o
Updated guidance for annual net (loss) earnings per share to ($0.19) to ($0.14) (from $0.27 to $0.36)
o
Increased guidance, for the third time this year, for FFO Before Special Items per share to $1.28 to $1.30 (from $1.20 to $1.32)
•
Core Portfolio Leasing:
o
Driven by its Street portfolio, generated GAAP and cash leasing spreads of 27.4% and 21.2%, respectively, on comparable new and renewal leases
o
Driven by executed Street leases, increased both leased and occupied rates to 94.3% and 91.2%, respectively, as of September 30, 2022 compared to leased and occupied rates of 94.1% and 90.5% as of June 30, 2022
•
Core Portfolio and Fund Transactional Activity:
o
Completed a Fund V suburban acquisition in New York for approximately $48 million
o
Refinanced maturing debt and accretively increased City Point ownership (as previously announced)
o
Completed two Fund IV dispositions for approximately $85 million, one for approximately $39 million during the third quarter (generating an $8.8 million gain, or $2.1 million gain at the Company's share) and a second disposition for $46 million subsequent to the quarter at a gain

•
Balance Sheet and Liquidity:
o
Closed a $75 million seven-year unsecured term loan in July to repay outstanding amounts under the revolving credit facility (as previously announced)
o
93% of Core Portfolio debt is fixed, inclusive of swap contracts, as of September 30, 2022

“We had another strong quarter driven by the internal growth embedded in our Core Portfolio. Notwithstanding increased uncertainty and mixed economic signals about near term economic conditions, we remain confident with our portfolio's continued growth. Furthermore, our meaningful leasing momentum should more than offset the known headwinds,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. "Additionally, given the dislocation in the capital markets, we are positioning ourselves for the unique opportunities that often arise in these cycles."

CORE PORTFOLIO OPERATING RESULTS

The Company had a GAAP loss per share of $0.61, NAREIT FFO per share of $0.24 and FFO Before Special Items per share of $0.28 for the quarter ended September 30, 2022. Please refer to the Consolidated Financial Results section below for additional details.

The Company's same-property NOI, excluding redevelopments, increased 5.4% for the quarter ended September 30, 2022 and 6.6% for the nine months ended September 30, 2022.

For the quarter ended September 30, 2022, the Company's pro-rata share of credit losses and reserves is as follows (dollars in millions):

	Core Same Store	Core Other	Funds	Total	Per Share
Third Quarter 2022 Credit Losses and Reserves
Credit Loss and Abatements - Billed Rents and Recoveries	$0.8	$0.3	$0.1	$1.2	$0.01
Prior Period (Benefit), Net	(0.3)	—	(0.1)	(0.4)	—
Straight-Line Rent Reserves	—	0.3	—	0.3	—
Total	$0.5	$0.6	$—	$1.1	$0.01

CORE PORTFOLIO AND FUND TRANSACTIONAL ACTIVITY

Core Portfolio Acquisition Activity

No Core Portfolio acquisitions were completed for the quarter ended September 30, 2022. Year-to-date, the Company completed Core Portfolio acquisitions of $246.7 million. See Supplemental report for details.

Fund Transactional Activity

Fund V Acquisition

Shoppes at South Hills (Fund V). As previously announced, in August 2022, Fund V completed the acquisition of a 90% interest in the Shoppes at South Hills in Poughkeepsie, New York for $47.6 million in a joint venture with DLC Management. The Shoppes at South Hills is a dominant grocery-anchored center. In addition to the cash flow from well performing credit tenants, the investment provides for additional value-add opportunities through future densification.

Fund V Update

The investment period for Fund V has been extended to August 25, 2023, with unanimous approval from its investors.

Fund IV

Wake Forest Crossing (Fund IV). As previously announced, in August 2022, Fund IV completed the disposition of Wake Forest Crossing in Wake Forest, North Carolina for $38.9 million and repaid the mortgage of $20.7 million. This sale generated a 15% IRR and 1.7x multiple on the Fund's equity investment.

Promenade at Manassas (Fund IV). In October 2022, Fund IV completed the disposition of Promenade at Manassas in Manassas, Virginia for $46.0 million and repaid the mortgage of $27.3 million. This sale generated a 17% IRR and 2.2x multiple on the Fund's equity investment.

City Point Refinancing and Recapitalization (as previously announced)

As previously announced, in August 2022, Acadia refinanced and de-levered City Point, an approximately 550,000 square foot flagship retail property in Downtown Brooklyn, New York, held through Fund II. The approximately $295 million of aggregate debt on the property was refinanced with a single mortgage loan of approximately $200 million (with approximately $130 million of initial proceeds). The new loan has a three-year initial term, resulting in annual interest savings in excess of 150 basis points as compared to the prior blended interest rate. The Company provided a loan to its partners of approximately $65 million to fund their share of the refinancing and recapitalization of City Point.

Additionally, during the third quarter, the Company further increased its effective ownership in Fund II from approximately 40% to approximately 62%, consistent with its long-standing goal to expand its ownership in City Point. As previously announced, during the second quarter, in conjunction with a multi-asset secondary offering by one of its limited partners, the Company was able to opportunistically acquire an additional 12% interest in City Point, increasing its ownership to approximately 40% at June 30, 2022. In August 2022, based upon the pricing used to acquire the 12% interest, the Company acquired an additional 22% interest in City Point from other investors, further increasing its interest to approximately 62%. The purchase price of the combined 33% interest was approximately $120 million, inclusive of approximately $110 million of assumed obligations. In addition, the remaining partners have certain redemption rights that could enable the Company to further increase its ownership.

The Company anticipates the refinancing and recapitalization to be slightly accretive in 2022 with further accretion in the next several years as City Point achieves stabilization.

City Point is located at the center of a densifying Downtown Brooklyn, which has seen approximately 18,000 new residential units since the area was rezoned. Since the refinancing, the Company has executed 37,000 square feet of new leases, with Court 16 and an Alamo Drafthouse expansion (as previously announced). In addition, Sixpoint Brewery opened in October and Primark will follow over the next few months.

CORE PORTFOLIO LEASING

Driven by its Street portfolio, GAAP and cash leasing spreads were 27.4% and 21.2%, respectively, on 20 conforming new and renewal leases aggregating approximately 181,000 square feet during the third quarter.

Driven by executed Street leases, as of September 30, 2022, the Core Portfolio was 91.2% occupied and 94.3% leased. As of June 30, 2022, the Core Portfolio was 90.5% occupied and 94.1% leased. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

BALANCE SHEET AND LIQUIDITY

As previously announced, in July 2022, the Company closed on a $75 million seven-year unsecured term loan. The proceeds of these loans were used to repay outstanding amounts under the revolving credit facility.

As of September 30, 2022, 93% of the Core Portfolio debt was fixed, inclusive of interest rate swap contracts.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net loss or income attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release.

Non-Cash Impairments

During the three months ended September 30, 2022, the Company recognized non-cash impairments of approximately $58.5 million, or $0.58 per share as summarized below. While rents within the broader markets of the Company's portfolios in Chicago and San Francisco have largely returned, if not exceeded pre-pandemic levels, the sub-markets listed below have been slower to recover.

Portfolio	AKR Ownership	Property	Market	Sub-Market	AKR Share of Impairment
					(in '000s)
Core	88.43%	840 N. Michigan Avenue	Chicago	Magnificent Mile	$50,779
Fund IV	23.12%	717 N. Michigan Avenue	Chicago	Magnificent Mile	4,827
Fund IV	23.12%	146 Geary Street	San Francisco	Union Square	2,875
				Total	$58,481

Net (Loss) Income

Amounts discussed below are net of noncontrolling interests.

Net loss attributable to Acadia for the quarter ended September 30, 2022, was $57.9 million, or $0.61 per share, which included: (i) Core and Fund impairment charges of $58.5 million, or $0.58 per share (further discussed above) and (ii) $3.1 million loss, or $0.03 per share, from the unrealized mark-to-market holding loss on its investment in Albertsons supermarkets ("Albertsons"), partially offset by a $2.1 million gain, or $0.02 per share, on a Fund disposition.

Net income attributable to Acadia for the quarter ended September 30, 2021, was $11.9 million, or $0.13 per share, which included: $13.4 million, or $0.14 per share, from the unrealized mark-to-market holding gain on Albertsons, which was partially offset by Fund impairment charges of $2.3 million, or $0.02 per share.

Net loss attributable to Acadia for the nine months ended September 30, 2022, was $41.2 million, or $0.43 per share, which included: (i) Core and Fund impairment charges of $58.5 million, or $0.59 per share and (ii) $8.4 million, or $0.08 per share, from the unrealized mark-to-market holding loss on Albertsons partially offset by $13.4 million gain, or $0.13 per share, on Fund dispositions.

Net income attributable to Acadia for the nine months ended September 30, 2021, was $20.1 million, or $0.23 per share, which included: (i) $15.1 million, or $0.16 per share, primarily from the unrealized mark-to-market holding gain on Albertsons and (ii) $6.6 million, or $0.07 per share, attributable to an aggregate gain on dispositions of Core Portfolio and Fund investments, which were partially offset by (i) $3.7 million, or $0.04 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) Fund impairment charges of $2.3 million, or $0.02 per share.

FFO as Defined by NAREIT

FFO for the quarter ended September 30, 2022 was $24.7 million, or $0.24 per share, which included $3.1 million, or $0.03 per share, from the unrealized mark-to-market holding loss on Albertsons.

FFO for the quarter ended September 30, 2021 was $38.3 million, or $0.41 per share, which included $13.2 million, or $0.14 per share, primarily from the unrealized mark-to-market holding gain on Albertsons.

FFO for the nine months ended September 30, 2022 was $83.5 million, or $0.82 per share which included $8.4 million, or $0.08 per share, from the unrealized mark-to-market holding loss on Albertsons which was offset by $1.5 million, or $0.01 from the Fund III disposition of its interest in Self Storage Management.

FFO for the nine months ended September 30, 2021 was $90.4 million, or $0.97 per share, which included $15.1 million, or $0.16 per share, primarily from the unrealized mark-to-market holding gain on Albertsons and was offset by $3.7 million, or $0.04 per share, related to credit loss, straight-line reserves and tenant abatements, primarily due to the COVID-19 Pandemic.

FFO Before Special Items

FFO Before Special Items for the quarter ended September 30, 2022 was $28.1 million, or $0.28 per share, which excluded $3.1 million, or $0.03 per share, from the unrealized mark-to-market holding loss on Albertsons and $1.3 million, or $0.01 per share, of non-recurring City Point recapitalization and transaction costs.

FFO Before Special Items for the quarter ended September 30, 2021 was $25.1 million, or $0.27 per share, which excluded $13.2 million, or $0.14 per share, from the unrealized mark-to-market holding gain on Albertsons.

FFO Before Special Items for the nine months ended September 30, 2022 was $93.1 million, or $0.93 per share, which excluded: (i) $8.4 million, or $0.08 per share, from the unrealized mark-to-market holding loss on Albertsons (ii) $1.3 million, $0.01 per share of non-recurring City Point recapitalization and transaction costs and (iii) $0.9 million, or $0.01 per share for net acquisition and transaction costs from a Core acquisition.

FFO Before Special Items for the nine months ended September 30, 2021 was $75.3 million, or $0.81 per share, which excluded $15.1 million, or $0.16 per share, from the unrealized mark-to-market holding gain on Albertsons.

Revised 2022 Guidance

The Company updated its annual 2022 guidance of net earnings (loss), NAREIT Funds from Operations and FFO Before Special Items attributable to Common Shareholders and Common OP Unit holders. Additionally, the Company updated its net earnings (loss) and FFO to reflect the unrealized holding (losses) gains recognized related to its investment in Albertsons through September 30, 2022. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e. changes in share price) on Albertsons in its net earnings (loss) and NAREIT FFO guidance assumptions. Unrealized holding (losses) or gains on Albertson's shares are excluded from FFO Before Special Items.

	2022 Annual Guidance
	Initial	Updated Q1	Updated Q2	Revised Q3

Net earnings (loss) per share attributable to Common Shareholders	$0.19 to $0.32	$0.25 to $0.37	$0.27 to $0.36	($0.19) to ($0.14)
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	1.01 to 1.04	1.01 to 1.04	1.01 to 1.04	1.06 to 1.03
Impairment charges (net of noncontrolling interest share)	—	—	—	0.58
Gain on disposition of properties (net of noncontrolling interests' share)	(0.07)	(0.07)	(0.15)	(0.27)
Noncontrolling interest in Operating Partnership	0.02	0.02	0.02	0.02
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.15 to $1.31	$1.21 to $1.36	$1.15 to $1.27	$1.20 to $1.22
Net Promote and other Core and Fund profits (a)	(0.06) to (0.10)	(0.06) to (0.11)	(0.06) to (0.12)	(0.12)
Less: Albertsons unrealized holding losses (gains) (net of noncontrolling interest share) for the nine months ended September 30, 2022	—	(0.04)	0.05	0.08
Funds from operations Before Special Items, excluding Net Promote and other Core and Fund profits	$1.09 to $1.21	$1.11 to $1.21	$1.14 to $1.20	$1.16 to $1.18
Net Promote and other Core and Fund profits (a)	0.06 to 0.10	0.06 to 0.11	0.06 to 0.12	0.12
Funds from operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.15 to $1.31	$1.17 to $1.32	$1.20 to $1.32	$1.28 to $1.30

__________

(a) Reflects a special cash dividend of $6.85 per share of Class A common stock of Albertsons that the Company expects to receive on November 7, 2022 as a shareholder on the record date of October 24, 2022. The dividend was declared by the board of directors of Albertsons on October 13, 2022 in connection with Albertsons entering into an Agreement and Plan of Merger, dated October 13, 2022, with The Kroger Company. The merger and related transactions (including the declaration and payment of the special dividend) are subject to regulatory and other approvals, and potential litigation, any of which could affect their expected timing and likelihood of completion.

The revised guidance is based upon Acadia's current view of existing market conditions and assumptions for the year ending December 31, 2022. Updated first quarter guidance was previously announced on May 2, 2022 and updated second quarter guidance was previously announced on August 2, 2022. There can be no assurance that the Company’s actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including the earnings guidance above, whether as a result of new information, future events or otherwise. Please refer to the “Safe Harbor Statement” disclosure in this press release and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

CONFERENCE CALL

Management will conduct a conference call on Wednesday, November 2, 2022 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:

Date: Wednesday, November 2, 2022

Time: 11:00 AM ET

Participant Registration: Third Quarter 2022 Registration

Webcast Listen-only and Replay: www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements (including accretion and guidance statements), including, but not limited to: (i) the economic, political and social impact of, and uncertainty surrounding the COVID-19 Pandemic, including its impact on the Company’s tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iv) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (v) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of the USD London Interbank Offered Rate, which is currently anticipated to occur in 2023; (vi) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (viii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (ix) the tenants’ ability and willingness to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (x) the Company’s potential liability for environmental matters; (xi) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(Dollars and Common Shares in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues		(As Restated)(b)		(As Restated)(b)
Rental income	$78,453	$70,302	$238,479	$208,369
Other	1,493	1,594	7,233	4,771
Total revenues	79,946	71,896	245,712	213,140

Operating expenses
Depreciation and amortization	33,744	30,064	102,428	91,244
General and administrative	10,170	9,910	32,768	29,555
Real estate taxes	11,749	11,028	34,657	34,448
Property operating	13,810	12,443	40,727	38,288
Impairment charges	33,311	9,925	33,311	9,925
Total operating expenses	102,784	73,370	243,891	203,460

Gain on disposition of properties	8,885	—	49,916	10,521
Operating (loss) income	(13,953)	(1,474)	51,737	20,201

Equity in (losses) earnings of unconsolidated affiliates	(50,579)	372	(46,169)	3,153
Interest and other income	3,994	2,354	9,890	6,108
Realized and unrealized holding (losses) gains on investments and other	(7,862)	46,493	(18,415)	53,460
Interest expense	(21,162)	(16,614)	(58,309)	(50,302)
(Loss) income from continuing operations before income taxes	(89,562)	31,131	(61,266)	32,620
Income tax benefit (provision)	17	(59)	(7)	(399)
Net (loss) income	(89,545)	31,072	(61,273)	32,221
Net loss attributable to redeemable noncontrolling interests	3,193	—	3,193	—
Net loss (income) attributable to noncontrolling interests	30,461	(19,065)	18,653	(11,686)
Net (loss) income attributable to Acadia	$(55,891)	$12,007	$(39,427)	$20,535

Less: net income attributable to participating securities	(198)	(156)	—	(468)
Net (loss) income attributable to Common Shareholders - basic (loss) earnings per share	$(56,089)	$11,851	$(39,427)	$20,067
Impact of assumed conversion of dilutive convertible securities	(1,804)	—	(1,804)	—
(Loss) income from continuing operations net of income attributable to participating securities for diluted (loss) earnings per share	$(57,893)	$11,851	$(41,231)	$20,067

Weighted average shares for basic (loss) earnings per share	94,980	88,481	94,758	87,217
Weighted average shares for diluted (loss) earnings per share	95,251	88,481	94,849	87,217

Net (loss) earnings per share - basic (C)	$(0.59)	$0.13	$(0.42)	$0.23
Net (loss) earnings per share - diluted (C)	$(0.61)	$0.13	$(0.43)	$0.23

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income (Loss) to Funds from Operations (a, d)

(Dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
		(As Restated)(b)		(As Restated)(b)
Net (loss) income attributable to Acadia	$(55,891)	$12,007	$(39,427)	$20,535

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	27,097	23,111	78,007	69,995
Impairment charges (net of noncontrolling interests' share)	58,481	2,294	58,481	2,294
Gain on disposition of properties (net of noncontrolling interests' share)	(2,055)	—	(11,892)	(4,163)
Income (loss) attributable to Common OP Unit holders	(3,083)	749	(2,057)	1,371
Distributions - Preferred OP Units	123	123	369	369
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$24,672	$38,284	$83,481	$90,401

Less: Impact of City point share conversion option(e)	(906)	—	(906)	—
FFO to Common Shareholders and Common OP Unit holders - Diluted	$23,766	$38,284	$82,575	$90,401

Adjustments for Special Items:
Add back: Acquisition costs, net of bargain purchase gain	—	—	859	—
Add back: City Point acquisition and transaction related costs	364	—	364	—
Add back: Impact of City point share conversion option(e)	906	—	906	—
Less: Unrealized holding loss (gain) on investment in Albertsons and other (net of noncontrolling interest share)	3,068	(13,198)	8,379	(15,084)
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$28,104	$25,086	$93,083	$75,317

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	94,980	88,481	94,758	87,217
Weighted-average OP Units outstanding	5,308	5,121	5,311	5,125
Assumed conversion of Preferred OP Units to common shares	25	465	465	465
Assumed conversion of LTIP units and restricted share units to common shares	—	16	—	—
Weighted average number of Common Shares and Common OP Units	100,313	94,083	100,534	92,807

Diluted Funds from operations, per Common Share and Common OP Unit	$0.24	$0.41	$0.82	$0.97

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.28	$0.27	$0.93	$0.81

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
		(As Restated)(b)		(As Restated)(b)
Consolidated operating (loss) income	$(13,953)	$(1,474)	$51,737	$20,201
Add back:
General and administrative	10,170	9,910	32,768	29,555
Depreciation and amortization	33,744	30,064	102,428	91,244
Impairment charges	33,311	9,925	33,311	9,925
Less:
Above/below market rent, straight-line rent and other adjustments	(4,680)	(4,810)	(16,943)	(13,742)
Gain on disposition of properties	(8,885)	—	(49,916)	(10,521)
Consolidated NOI	49,707	43,615	153,385	126,662

Redeemable noncontrolling interest in consolidated NOI	(537)	—	(537)	—
Noncontrolling interest in consolidated NOI	(13,669)	(11,714)	(44,767)	(33,437)
Less: Operating Partnership's interest in Fund NOI included above	(4,009)	(2,983)	(11,917)	(8,517)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (f)	3,542	2,961	10,882	10,025
NOI - Core Portfolio	$35,034	$31,879	$107,046	$94,733

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(Dollars in thousands)

	As of
	September 30, 2022	December 31, 2021
ASSETS
Investments in real estate, at cost
Land	$829,313	$739,641
Buildings and improvements	2,998,230	2,892,051
Tenant improvements	213,316	199,925
Construction in progress	13,117	11,131
Right-of-use assets - finance leases	25,086	25,086
	4,079,062	3,867,834
Less: Accumulated depreciation and amortization	(704,609)	(648,461)
Operating real estate, net	3,374,453	3,219,373
Real estate under development	186,360	203,773
Net investments in real estate	3,560,813	3,423,146
Notes receivable, net	123,966	153,886
Investments in and advances to unconsolidated affiliates	317,422	322,326
Other assets, net	234,558	186,509
Right-of-use assets - operating leases, net	38,158	40,743
Cash and cash equivalents	18,068	17,746
Restricted cash	12,635	9,813
Rents receivable, net	46,821	43,625
Assets of properties held for sale	11,057	63,952
Total assets	$4,363,498	$4,261,746

LIABILITIES
Mortgage and other notes payable, net	$945,235	$1,140,293
Unsecured notes payable, net	694,310	559,040
Unsecured line of credit	178,287	112,905
Accounts payable and other liabilities	201,033	236,415
Lease liability - operating leases, net	36,157	38,759
Dividends and distributions payable	18,393	14,460
Distributions in excess of income from, and investments in, unconsolidated affiliates	8,880	9,939
Total liabilities	2,082,295	2,111,811
Commitments and contingencies
Redeemable noncontrolling interests	72,352	—
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 94,951,297 and 89,303,545 shares, respectively	95	89
Additional paid-in capital	1,940,033	1,754,383
Accumulated other comprehensive income (loss)	49,684	(36,214)
Distributions in excess of accumulated earnings	(287,262)	(196,645)
Total Acadia shareholders’ equity	1,702,550	1,521,613
Noncontrolling interests	506,301	628,322
Total equity	2,208,851	2,149,935
Total liabilities, equity and redeemable noncontrolling interests	$4,363,498	$4,261,746

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K made available on the Company’s website at www.acadiarealty.com.
(b)
See the Company's Annual Report on Form 10-K and revised Restatement 8-K filed with the SEC on March 1, 2022 for a detailed reconciliation to previously reported amounts and a detailed description of adjustments thereon. The restatement primarily impacted the classification of certain amounts within the Company’s consolidated balance sheets, statements of operations and statements of cash flows.
(c)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(d)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio and, in particular, the impact of the unrealized mark-to-market gain and loss attributable to the Company's investment in Albertsons and the impact of the recapitalization and transaction costs associated with City Point.
(e)
This amount is not recognized within the Company’s Consolidated Statements of Operations. Rather, it represents a required GAAP adjustment to the numerator within its diluted earnings per share computation to reflect the impact of an assumed issuance of common shares that could be subsequently issued in connection with a put right granted to other partners related to the City Point Recapitalization and the Company's opportunity to increase its ownership in the future. In September 2022, without changing the economics amongst the partners, the agreements were modified to remove the ability for the Company to settle potential future ownership increases in City Point using its common shares. Following this modification, increases in its ownership (if any) pursuant to these agreements with its partners will be payable in cash and thus no further adjustments will be required within its diluted earnings per share computation. This adjustment will not occur again in the fourth quarter and going forward. This adjustment will not re-occur in future quarters.
(f)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.